AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 4, 2013, is by and among Adaptive Medias, Inc., a Nevada corporation ( “Parent”), Ember Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Ember, Inc., a Delaware corporation (the “Company”) and shareholders of the Company representing 100% of its outstanding Capital Stock (as defined below) (each a “Shareholder” and collectively, the “Shareholders”) as set forth on Exhibit A hereto. Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions of this Agreement;

WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and the board of directors of the Company has resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement to its shareholders;

WHEREAS, the Company has (i) 6,520,314 shares of its common stock, par value $0.0001 per share (the “Company Common Stock”) and (ii) 666,667 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock” and together with the Company Common Stock, the “Company Capital Stock”) issued as uncertificated stock and outstanding, all of which are held by the Shareholders of the Company in the amounts set forth next to such Shareholder’s name on Exhibit A and the Shareholders have agreed to vote their Company Capital Stock in favor of the Merger; and

WHEREAS, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code, for federal income tax purposes.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

The Merger

SECTION 1.01.           The Merger.

(a)           Effective Time of the Merger. Subject to the provisions set forth in this Agreement, Merger Sub will be merged with and into the Company and the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under the Delaware General Corporation Law (the “DGCL”). A Certificate of Merger (“Certificate of Merger”) in the form attached hereto as Exhibit B shall be duly prepared by the parties, executed by the Surviving Corporation (as defined below), and delivered to the Secretary of State of Delaware for filing, as provided in the DGCL as soon as practicable on or after the Closing Date (as defined in Section 1.01(b)).

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The Merger shall become effective upon the later to occur of (i) the acceptance for filing of the Certificate of Merger by the Secretary of State of Delaware, or (ii) at such later time as is provided in the Certificate of Merger (the “Effective Time”).

(b)           Closing. The closing (“Closing”) of the Merger and the consummation of the transactions contemplated by this Agreement (the “Transactions”) will take place on the first business day following the satisfaction or waiver of the conditions to closing set forth in Article V (the “Closing Date”), at such location to be determined by the Company and Parent, or such other date and time as the Parties may mutually determine.

(c)           Effects of the Merger. At the Effective Time, (i) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent (subsequent to the Merger, the Company is sometimes referred to herein as the “Surviving Corporation”), and (ii) the Merger shall, from and after the Effective Time, have all the effects provided by the DGCL and other applicable law.

SECTION 1.02.           Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action (except as provided in DGCL and in this Section 1.02) on the part of Merger Sub, Parent, the Company, or the Shareholders:

(a)           Capital Stock of Merger Sub. Each share of Merger Sub common stock, $0.0001 par value per share, issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid, and nonassessable share of Surviving Corporation common stock (“Surviving Corporation Common Stock”), with the stock certificate of Merger Sub evidencing ownership of such share of Surviving Corporation Common Stock.

(b)           Cancellation of Company Capital Stock. Each share of the Company Capital Stock held by the Company as treasury stock and each share of the Company Capital Stock owned directly or indirectly by the Company or by any subsidiary of the Company shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

(c)           Conversion of Company Capital Stock. Each share of Company Capital Stock shall, without any action on the part of the holder thereof (except as set forth in this Section 1.02(c)) be converted into the right to receive 0.97154848 (the “Exchange Ratio”) shares of newly issued shares of common stock, par value $0.001 per share of the Parent (“Parent Common Stock” or “Merger Consideration”). Based on the number of shares of Company Capital Stock held by each Shareholder as set forth on Exhibit A, each shareholder shall receive the aggregate number of shares of Parent Common Stock set forth next to their name on Exhibit A.

(d)           At the Effective Time, all shares of Company Capital Stock shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and the uncertificated ownership rights previously representing any share of Company Capital Stock shall represent only the right to receive the applicable Merger Consideration as provided by this Section 1.02.

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(e)           At the Effective Date, Parent shall assume the rights and obligations under all outstanding convertible debt securities (the “Convertible Securities”), if any, issued by the Company as set forth on Schedule 1.02(e). The Convertible Securities shall be assumed in accordance with their terms and conditions.

(f)           Each Convertible Security shall, from and after the Effective Time, evidence the right to receive, upon conversion, a number of shares of Parent Common Stock (in either event, rounded up to the nearest whole share) equal to the number of shares of Company Capital Stock into which such Convertible Security is convertible immediately prior to the Effective Date. All references in the Convertible Securities to the Company or Company Capital Stock shall be deemed to be references to Parent and Parent Common Stock, respectively. At or prior to the Effective Date, Parent shall pay (i) legal expenses previously accrued by Company in the amount of 15,247.97 and (ii) legal expenses incurred by Company in connection with the Merger, which, as of the Effective Date, are in the amount of $10,515.00.

(g)            At the Effective Date, all options to purchase Company Capital Stock (the “Options”), including those issued pursuant to the Company’s 2012 Long-Term Incentive Plan (the “Plan”), which, pursuant to their terms, shall be fully vested immediately prior to the Effective Date, shall be cancelled and each holder of such Options shall receive that number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to the number of shares of Company Common Stock into which such Options are exercisable immediately prior to the Effective Time multiplied by the Exchange Ratio. All outstanding Options are reflected on Exhibit A.

SECTION 1.03.           Appraisal Rights. Shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not consented to the Merger in writing and who is entitled to demand and properly demands appraisal for such Company Capital Stock in accordance with the DGCL (the “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal, such Company Capital Stock shall be treated as if they had been converted as of the Effective Time pursuant to Section 1.02, without any interest therefor. The Company shall give the Parent prompt notice of any demands received by the Company for appraisal of Company Capital Stock, and the Parent shall have the right to participate at its own expense in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to, or settle or offer to settle, any such demands.

SECTION 1.04.           Delivery of Merger Consideration.

(a)           Exchange Procedures. At the Effective Time, Parent will deliver the Merger Consideration to the Shareholders, other than to those holders of Dissenting Shares not entitled thereto, upon (1) the submission of a duly executed letter of transmittal in the form set forth in Exhibit C (the “Letter of Transmittal”) by such Shareholder.

(b)           No Further Ownership Rights in Company Capital Stock. The applicable Merger Consideration delivered upon surrender in exchange for Company Capital in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Company Capital Stock. After the Effective Time there shall be no transfers on the stock transfer books of the Company of Company Capital Stock issued prior thereto. Upon the effectiveness of the Merger, all Company Capital Stock issued prior thereto (other than Dissenting Shares) shall no longer be outstanding and shall cease to exist, and each uncertificated stock previously representing any such shares shall represent only the right to receive the applicable Merger Consideration as described in Section 1.02 subject to the terms of this Agreement.

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SECTION 1.05.            The Surviving Corporation.

(a)           The certificate of incorporation of the Surviving Corporation shall be amended upon the Effective Time to be the same as the certificate of incorporation of Merger Sub in effect at the Effective Time until altered, amended, or repealed in accordance with applicable law and such certificate of incorporation of Merger Sub; provided, however, that the certificate of incorporation of the Surviving Corporation shall reflect that the name of the Surviving Corporation shall be “Ember, Inc.”

(b)           The bylaws of Merger Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended, or repealed in accordance with applicable law, or the certificate of incorporation and the bylaws of the Surviving Corporation.

(c)           At the Effective Time, the directors and officers of Merger Sub shall be the only directors and officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified.

ARTICLE II

  Representations and Warranties of the Shareholders

Each Shareholder, other than Adaptive Media, Inc., which represents and warrants as to Section 2.10 only, hereby represents and warrants to Parent, severally and not jointly, as follows:

SECTION 2.01.            Good Title. The Shareholder is the record and beneficial owner, and has good and marketable title to his or her Company Capital Stock. Such Shareholder owns his Company Capital Stock free and clear of all any and all liens, security interests, pledges, equities, and claims of any kind, voting trusts, agreements among Shareholders, and other encumbrances, other than that certain Stockholders’ Agreement dated as of October 17, 2012 by and among the Company and the Shareholders (the “Stockholders’ Agreement”). The shares of Company Capital Stock set forth on Exhibit A are and will be at Closing, all of the Company Capital Stock.

SECTION 2.02.            Power and Authority. All acts required to be taken by such Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid, and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof, subject to bankruptcy, insolvency, and similar laws of general applicability as to which the Shareholder is subject. Such Shareholder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out such Shareholder’s obligations hereunder.

SECTION 2.03.            No Conflicts. Other than the consent of a majority of the Company Preferred Stock holders to a Deemed Liquidation Event (as defined in the Company Charter Documents, defined in Section 3.01 below) and the consent of Shareholders representing at least 75% of the outstanding Company Capital Stock in order to authorize the Merger pursuant to Section 3.1 of the Stockholders’ Agreement, which consent shall be delivered prior to the Merger, no consent, approval, or agreement of any individual or entity is required to be obtained by such Shareholder in connection with the execution and performance by such Shareholder of this Agreement or the execution and performance by such Shareholder of any agreements, instruments, or other obligations entered into in connection with this Agreement. The execution and delivery of this Agreement by such Shareholder and the performance by such Shareholder of his, her, or its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local, or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Shareholder; and (iii) will not violate or breach in any material respect any contractual obligation to which such Shareholder is a party.

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SECTION 2.04.            No Finder’s Fee. Such Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that the Company or the Parent will be responsible for paying.

SECTION 2.05.            Purchase Entirely for Own Account. Parent Common Stock proposed to be acquired by such Shareholder hereunder will be acquired for investment for his own accounts, and not with a view to immediately resell or distribute any part thereof, and the Shareholder has no present intention of selling or otherwise distributing Parent Common Stock except in compliance with applicable securities laws.

SECTION 2.06.            Available Information. Such Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent.

SECTION 2.07.            Non-Registration. Such Shareholder understands that the shares of Parent Common Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein.

SECTION 2.08.            Restricted Securities. Such Shareholder understands that Parent Common Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, Parent Common Stock would be acquired in a transaction not involving a public offering. Such Shareholder further acknowledges that if Parent Common Stock is issued to the Shareholder in accordance with the provisions of this Agreement, such Parent Common Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Such Shareholder represents that he or she is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.09.            Legends. It is understood that the shares of Parent Common Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.10.            Shareholder Acknowledgment. There is no judgment, decree, or order against such Shareholder that could prevent, enjoin, alter, or delay any of the Transactions contemplated by this Agreement. Such Shareholder is aware of the Company’s business affairs and financial condition and has reached an informed and knowledgeable decision to enter into this Agreement. The Shareholder has access to and has reviewed Parent’s filings with the Securities and Exchange Commission (the “SEC”), at WWW.SEC.GOV, including the “Risk Factors” contained therein.

ARTICLE III

Representations and Warranties of the Company

The Company, Nicolas Borensztein (“Borensztein”), and Damian Ancukiewicz (“Ancukiewicz”) jointly and severally represent and warrant to Parent, except as set forth in a schedule (the “Company Disclosure Schedule”), as follows:

SECTION 3.01.            Organization, Standing, and Power. The Company is duly incorporated or organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations, and approvals necessary to enable it to own, lease, or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations, and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the financial position, assets, property, business or operations of the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”). The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company, each as amended to the date of this Agreement (as so amended, the “Company Charter Documents”).

SECTION 3.02.            Capital Structure. The authorized capital structure of the Company consists of 10,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock, of which 6,520,314 and 666,667 are issued and outstanding, respectively. Other than the Company Capital Stock, no other shares of the Company are issued, reserved for issuance, or outstanding. All outstanding shares of the Company are duly authorized, validly issued, fully paid, and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right, or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Company Charter Documents, or any Contract (as defined in Section 3.04) to which the Company is a party or otherwise bound. There are no bonds, debentures, notes, or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Capital Stock may vote (“Voting Company Debt”). Except as otherwise set forth herein, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements, or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional Company Capital Stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any Company Capital Stock or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend, or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement, or undertaking, or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the Company Capital Stock of the Company.

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SECTION 3.03.            Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, and similar laws of general applicability as to which the Company is subject.

SECTION 3.04.            No Conflicts; Consents.

(a)           The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise, or other instrument (a “Contract”) to which the Company is a party or by which any of its respective properties or assets is bound, or (iii) subject to the filings and other matters referred to in Section 3.04(b), any material judgment, order, or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)           Except for required filings with the SEC and applicable “Blue Sky” or state securities commissions and the filing of the Certificate of Merger with the Delaware Secretary of State, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery, and performance of this Agreement or the consummation of the Transactions.

SECTION 3.05.            Benefit Plans. Except as set forth in the Company Disclosure Schedule, the Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company. As of the date of this Agreement, except as set forth in the Company Disclosure Schedule, there are no employment, consulting, indemnification, severance, or termination agreements or arrangements between the Company and any current or former employee, officer, or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 3.06.            Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition), or investigation pending or threatened in writing against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local, or foreign), stock market, stock exchange, or trading facility (“Action”) except for Actions that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

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SECTION 3.07.            Compliance with Applicable Laws. To the best of its knowledge, the Company is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.08.            Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor, or other person is entitled to any broker, finder, or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.09.            Contracts. Except as disclosed in the Company Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its Merger Subsidiaries taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company’s execution of this Agreement and the consummation of the Transactions contemplated herein would not violate any Contract to which the Company or any of its Merger Subsidiaries is a party nor will the execution of this Agreement or the consummation of the Transactions consummated hereby violate or trigger any “change in control” provision or covenant in any Contract to which the Company is a party except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.10.            Title to Properties. Except as set forth in the Company Disclosure Schedule, the Company does not own any real property. The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its business. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all liens other than those liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

SECTION 3.11.             Insurance. Except as set forth on the Company Disclosure Schedule, the Company does not hold any insurance policy.

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SECTION 3.12.            Transactions with Affiliates and Employees. Except as set forth in the Company Disclosure Schedule, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

SECTION 3.13.           Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation that is or could become applicable to the Shareholders as a result of the Shareholders and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of Parent Common Stock and the Shareholders’ ownership of Parent Common Stock.

SECTION 3.14.            Labor Matters. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

SECTION 3.15.            ERISA Compliance; Excess Parachute Payments. The Company does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Company Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of the Company.

SECTION 3.16.            No Additional Agreements. The Company does not have any agreement or understanding with the Shareholders with respect to the Transactions other than as specified in this Agreement.

SECTION 3.17.            Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.18.           Absence of Certain Changes or Events. Except in connection with the Transactions and as disclosed in the Company Disclosure Schedule, since January 1, 2013 the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a)           any change in the assets, liabilities, financial condition, or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)           any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)           any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

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(d)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)           any material change to a material Contract by which the Company or any of its assets is bound or subject;

(f)           any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(g)           any loans or guarantees made by the Company to or for the benefit of its employees, officers, or directors, or any shareholders of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)           any alteration of the Company’s method of accounting or the identity of its auditors;

(i)           any declaration or payment of dividend or distribution of cash or other property to the Shareholders or any purchase, redemption, or agreements to purchase or redeem any Company Capital Stock, except for dividends or distributions made in the ordinary course of business;

(j)           any issuance of equity securities to any officer, director, or affiliate; or

(k)           any arrangement or commitment by the Company to do any of the things described in this Section.

SECTION 3.19.            Foreign Corrupt Practices. Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee, or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any foreign or domestic government official or employee.

SECTION 3.20.            Licenses and Permits. The Company has obtained and maintains all federal, state, local, and foreign licenses, permits, consents, approvals, registrations, authorizations, and qualifications required to be maintained in connection with the operations of the Company as presently conducted and as proposed to be conducted except where the failure to hold such licenses, permits, consents or qualifications would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company is not in default under any material licenses, permits, consents, approvals, registrations, authorizations, and qualifications.

SECTION 3.21.            Environmental Laws. The Company (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses, or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii), and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term “Environmental Laws” means all federal, state, local, or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata), including, without limitation, laws relating to emissions, discharges, release, or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices, or notice letters, orders, permits, plans, or regulations issued, entered, promulgated, or approved thereunder.

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SECTION 3.22.            Indebtedness. Except as disclosed in the Company Disclosure Schedule, the Company (i) has no outstanding Indebtedness (as defined below), (ii) is not in violation of any term of or is in default under any contract, agreement, or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Company Material Adverse Effect, and (iii) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Company Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken, or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds, and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures, or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets, or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest, or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

SECTION 3.23.            Certificates. The issued and outstanding ownership interests of the Shareholders in the Company are uncertificated.

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ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub represent and warrant as follows to the Shareholders and the Company that:

SECTION 4.01.            Organization, Standing, and Power. Each of Parent and Merger Sub is duly organized, validly existing, and in good standing under the laws of the respective states of incorporation and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations, and approvals necessary to enable it to own, lease, or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations, and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Parent or its subsidiaries, a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement, or on the ability of Parent or Merger Sub to consummate the Transactions (a “Parent Material Adverse Effect”). Parent is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered to the Company true and complete copies of the Articles of Incorporation of Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the Bylaws of Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”, and together with the Parent Charter, the “Parent Charter Documents”). Merger Sub has delivered to the Company true and complete copies of the Articles of Incorporation of the Merger Sub, as amended to the date of this Agreement (as so amended, the “Merger Sub Charter”).

SECTION 4.02.            Merger Subsidiaries; Equity Interests. Except for Merger Sub and as otherwise set forth in the Parent SEC Documents (as defined in Section 4.06), Parent does not own, directly or indirectly, any capital stock, shareholder interest, partnership interest, joint venture interest, or other equity interest in any person.

SECTION 4.03.            Capital Structure. The authorized capital stock of Parent consists of 300,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, of which (i) 133,520,776 shares of common stock are issued and outstanding (ii) no shares of preferred stock are issued and outstanding, and (iii) no shares of Parent Common Stock or preferred stock are held by Parent in its treasury. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance, or outstanding. All outstanding shares of the capital stock of Parent are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid, and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right, or any similar right under any provision of the Nevada Revised Statutes, the Parent Charter, the Parent Bylaws or any Contract to which Parent is a party or otherwise bound. There are no bonds, debentures, notes, or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote (“Voting Parent Debt”). Except as set forth in the Parent SEC Documents, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements, or undertakings of any kind to which Parent is a party or by which it is bound (i) obligating Parent to issue, deliver or sell, or cause to be issued, delivered, or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or any Voting Parent Debt, (ii) obligating Parent to issue, grant, extend, or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement, or undertaking, or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Parent. Except as set forth in the Parent SEC Documents, Parent is not a party to any agreement granting any security holder of Parent the right to cause Parent to register shares of the capital stock or other securities of Parent held by such security holder under the Securities Act.

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SECTION 4.04.            Authority; Execution and Delivery; Enforceability. The execution, delivery and performance by Parent and Merger Sub of the Transaction Documents and the consummation by Parent and Merger Sub of the Transactions have been duly authorized and approved by the Board of Directors of Parent (on behalf of Parent and Merger Sub) and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Transactions. Each Transaction Document executed by Parent or Merger Sub constitutes a legal, valid, and binding obligation of Parent and Merger Sub (as applicable), enforceable against Parent and Merger Sub in accordance with the terms thereof.

SECTION 4.05.            No Conflicts; Consents.

(a)           The execution, delivery and performance by Parent and Merger Sub of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated, or guaranteed rights or entitlements of any person under, or result in the creation of any lien upon any of the properties or assets of Parent or Merger Sub under, any provision of (i) the Parent Charter Documents, (ii) Merger Sub Charter; (iii) any material Contract to which Parent is a party or by which any of its properties or assets is bound, or (iv) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to Parent or Merger Sub or its properties or assets, other than, in the case of clauses (ii) and (iv) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)           No Consent of, or registration, declaration, or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (A) the filing with the SEC of reports under Sections 13 and 16 of the Exchange Act, (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions, and (C) the filing of the Certificate of Merger with the Delaware Secretary of State.

SECTION 4.06.            SEC Documents; Undisclosed Liabilities.

(a)           Parent has filed all documents required to be filed by Parent with the SEC pursuant to Sections 13 and 15 of the Exchange Act, as applicable (the “SEC Documents”, and all such documents filed with the SEC in the past two (2) years up to and until the date hereof, the “Parent SEC Documents”).

(b)           As of its respective filing date, each SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved and fairly present the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(c)           Except as set forth in the Parent SEC Documents, Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) required by GAAP to be set forth on a balance sheet of Parent or in the notes thereto. The Parent SEC Documents set forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of Parent) due after the date hereof.

SECTION 4.07.            No Finder’s Fee. Parent has not created any obligation (on behalf of itself or Merger Sub) for any finder’s, investment banker’s or broker’s fee in connection with the Transactions.

SECTION 4.08.            Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents, from the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a)           any change in the assets, liabilities, financial condition, or operating results of Parent from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b)           any damage, destruction, or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)           any waiver or compromise by Parent of a valuable right or of a material debt owed to it;

(d)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e)           any material change to a material Contract by which Parent or any of its assets is bound or subject;

(f)           any material change in any compensation arrangement or agreement with any employee, officer, director, or stockholder;

(g)           any resignation or termination of employment of any officer of Parent;

(h)           any mortgage, pledge, transfer of a security interest in, or lien, created by Parent, with respect to any of its material properties or assets, except liens (i) for taxes not yet due or payable, (ii) that arise in the ordinary course of business and (iii) that do not materially impair Parent’s ownership or use of such property or assets or would not cause or be reasonably expected to cause a Parent Material Adverse Effect;

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(i)           any loans or guarantees made by Parent to or for the benefit of its employees, officers, or directors, or any shareholders of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)           any declaration, setting aside or payment or other distribution in respect of any of Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Parent;

(k)           any alteration of Parent’s method of accounting or the identity of its auditors; or affiliate; or

(l)           any arrangement or commitment by Parent to do any of the things described in this Section 4.08.

SECTION 4.09.            Taxes.

(a)           Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete, and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)           The most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve for all Taxes payable by Parent (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Parent, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)           There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Parent. Parent is not bound by any agreement with respect to Taxes.

SECTION 4.10.            ERISA Compliance; Excess Parachute Payments. Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent benefit plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

SECTION 4.11.            Litigation. Except as disclosed in the Parent SEC Documents, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or Parent Common Stock, or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect and neither Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

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SECTION 4.12.            Compliance with Applicable Laws. Except as disclosed in the Parent SEC Documents, Parent is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions, and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in the Parent SEC Documents, Parent has not received any written communication during the past two (2) years from a Governmental Entity that alleges that Parent is not in compliance with any applicable Law. Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.13.            Contracts. Except as disclosed in the Parent SEC Documents, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations, or prospects of Parent taken as a whole. Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.14.            Title to Properties. Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which Parent has leasehold interests, are free and clear of all liens and except for liens that, in the aggregate, do not and will not result in a Parent Material Adverse Effect. Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.

SECTION 4.15.            Intellectual Property. Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of Parent taken as a whole.

SECTION 4.16.            Labor Matters. There are no collective bargaining or other labor union agreements to which Parent is a party or by which it is bound. No labor dispute exists or, to the knowledge of Parent, is imminent with respect to any of the employees of Parent which would reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.17.            Transactions With Affiliates and Employees. Except as set forth in the Parent SEC Documents, none of the officers or directors of Parent and, to the knowledge of Parent, none of the employees of Parent is presently a party to any transaction with Parent or any subsidiary (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

SECTION 4.18.            Application of Takeover Protections. Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Parent’s Charter Documents or the laws of its state of incorporation that is or could become applicable to the Shareholders as a result of the Shareholders and Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Common Stock and the Shareholders’ ownership of the Parent Common Stock.

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SECTION 4.19.            No Additional Agreements. Parent does not have any agreement or understanding with the Shareholders with respect to the Transactions other than as specified in this Agreement.

SECTION 4.20.            Investment Company. Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.21.            Discharge of Implied Warranties. Parent has performed extensive due diligence and investigations with respect to the Company with the intention of forming its own conclusions regarding the condition (financial and otherwise), value, property, liabilities, contacts, contingencies, prospects, risks, and other incidents of the Company’s business in response to the parties’ express intention and agreement that as of the Closing the sale hereunder shall be without representation or warranty of any kind (express or implied) regarding the Company, except as set forth in Article III hereof.

SECTION 4.22.            Solvency. Immediately after the consummation of the Transactions, (a) the aggregate fair value of the assets of  Parent will exceed their aggregate Indebtedness and other liabilities, subordinated, contingent or otherwise (as determined on a consolidated basis), (b) the aggregate present fair saleable value of the property of  Parent will be greater than the aggregate amount that will be required to pay its probable obligations of Indebtedness and other liabilities, subordinated, contingent or otherwise, as such Indebtedness and other liabilities become absolute and matured (as determined on a consolidated basis), and (c)  Parent will be able to pay its Indebtedness and other liabilities, subordinated, contingent, or otherwise, as such Indebtedness and other liabilities become absolute and matured.

SECTION 4.23.            Interim Operation of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions contemplated hereunder. Merger Sub has engaged in no other business activities and Merger Sub has conducted its operations only as contemplated hereby.

ARTICLE V

Conditions Precedent

SECTION 5.01.            Conditions to each Party’s Obligations to Effect the Merger. The respective obligations of each party to consummate the Merger are subject to the satisfaction, or to the extent permitted by applicable law, the written waiver at or prior to the Effective Time of each of the following conditions:

(a)           This Agreement and the Transactions shall have received approval from the shareholders of the Company.

(b)           Other than the filing of the Certificate of Merger with the Secretary of State of Delaware, all Consents, third party consents, and notices that are legally required to be obtained or provided for the consummation of the Merger and the Transactions, shall have been satisfied, filed, occurred, or been obtained, other than such Consents and third party consents (i) as Parent and the Company agree that the Company shall not seek or obtain, or (ii) the failure of which to obtain would not result, or reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect or as a result of the Transactions, a Parent Material Adverse Effect.

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(c)           No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary, or permanent) that (i) is in effect, and (ii) has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(d)           There shall not be pending any action, proceeding, or other application brought by any Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the Transactions, or seeking to obtain any material damages in connection therewith; or (ii) seeking to prohibit or impose any material limitations on Parent’s or the Surviving Corporation’s ownership or operation of all or any portion of the Company’s business or to compel Parent or Surviving Corporation to dispose of or hold separate all or any material portion of the assets of the Company as a result of the Transactions.

SECTION 5.02.           Conditions of Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a)           The representations and warranties of the Company and the Shareholders in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date);

(b)           The Company shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date;

(c)           The Shareholders shall have delivered duly executed Letters of Transmittal;

(d)           Nicolas Borensztein and Damian Ancukiewicz shall have executed and delivered to Parent those certain Employment Agreements attached hereto as Exhibits D-1 and D-2, respectively (the “Employment Agreements”); and

(e)           The Company shall have delivered a secretary’s certificate of the Company certifying as to the Company Charter Documents and the resolutions of the shareholders of the Company approving the Merger.

SECTION 5.03.            Conditions to Obligations of Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or to the extent permitted by applicable law, the written waiver at or prior to the Effective Time of each of the following conditions:

(a)           The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date).

(b)           Parent and Merger Sub shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date.

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(c)           Parent shall have delivered to the Shareholders, certificates representing the new shares of Parent Common Stock to be issued to the Shareholders in respect of the Merger Consideration.

(d)           Parent shall have executed and delivered the Employment Agreements.

(e)           Parent shall have delivered a copy of the resolutions of the Board of Directors of Parent and Merger Sub approving the Transactions, including, without limitation, the Merger.

ARTICLE VI

Covenants

SECTION 6.01.            Audit of Company Financial Statements. In the event that Parent’s auditor deems them required per SEC rules, the Company shall deliver to Parent audited financial statements for the Company’s most recently completed last two (2) fiscal years (or portion thereof, as applicable) and unaudited financial statements for any subsequent interim quarterly period no later than 71 days from the Closing Date.

SECTION 6.02.           Fees and Expenses. All fees and expenses incurred by the Company and Parent in connection with this Agreement and the Transactions contemplated hereunder shall be paid by Parent.

SECTION 6.03.           Offers and Directors. Parent shall cause the Surviving Corporation to maintain the Company’s existing indemnification provisions (including with respect to advancement of expenses) as of the date hereof with respect to present and former directors, officers, employees, and agents of the Company and all other persons who may presently serve or have served at the Company’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (collectively, the “Indemnified Parties”) for all expenses, judgments, fines, and amounts paid in settlement by reason of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted or required under applicable law and the Company’s certificate of incorporation and bylaws in effect as of the date of this Agreement (to the extent consistent with applicable law), for a period of five (5) years after the Effective Time, as well as any rights to indemnification and advancement of expenses provided in employment agreements or indemnification agreements between the Company and any Indemnified Parties, and shall cause the Surviving Corporation to perform (and guarantees that the Surviving Corporation shall perform) its obligations under such indemnification provisions and agreements in accordance with their respective terms. The provisions of this Section 6.03 are for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs, and their representatives.

SECTION 6.04.           Legal Conditions to the Merger. Each of Parent, Merger Sub, and the Company will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon the other. Each of Parent, Merger Sub, and the Company will take, and will cause its respective subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other parties in obtaining) any consent, approval, order, or authorization of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Company or Parent or their respective subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

SECTION 6.05.          Parent and Merger Sub Indemnification. Parent and Merger Sub agree to indemnify Company, each of the officers, agents, and directors of Company, Shareholders, and holders of rights to acquire capital stock of the Company, as of the date of this Agreement, against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”) to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article IV of this Agreement, or any breach of default in performance by Parent or Merger Sub of any covenant, agreement, or obligation in this Agreement.

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The indemnification provided for in this Section 6.05 shall become effective on the Closing Date and shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one (1) year following the Closing.

SECTION 6.06.            Removal of Restrictive Legends. Upon the expiration of any applicable holding period pursuant to Rule 144 promulgated under the Securities Act, Parent agrees, at its sole cost and expense, to cause its legal counsel to issue an opinion letter in favor of Parent’s transfer agent instructing the transfer agent to remove any restrictive legend on the shares of Parent Common Stock restricting the transfer of Parent Common Stock.

SECTION 6.07.            Piggyback Registration Rights.

(a)           Whenever Parent proposes to register any shares of its Parent Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the “Registrable Securities” (as defined below) for sale to the public), whether for its own account or for the account of one or more stockholders of Parent and the form of registration statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), Parent shall give prompt written notice (in any event no later than 10 days prior to the filing of such registration statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 6.07(a) and 6.07(b) shall include in such registration all Registrable Securities with respect to which Parent has received written requests for inclusion from the holders of Registrable Securities within 10 days after Parent’s notice has been given to each such holder. “Register,” “registered” and “registration” refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement. “Registrable Securities” means (a) any shares of Parent Common Stock held by Shareholders or issuable upon conversion, exercise or exchange of any securities owned by the Shareholders at any time, and (b) any shares of Parent Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a person shall be deemed to be a holder of Registrable Securities whenever such person has the right to then acquire or obtain from Parent any Registrable Securities, whether or not such acquisition has actually been effected).

(b)           If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Parent and the managing underwriter advises the Parent and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) that in its opinion the number of shares of Parent Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Parent Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Parent Common Stock which can be sold in such offering or that the number of shares of Parent Common Stock proposed to be included in any such registration would adversely affect the price per share of the Parent Common Stock to be sold in such offering, Parent shall include in such registration: (i) first, the number of shares of Parent Common Stock that Parent proposes to sell; (ii) second, the number of shares of Parent Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Parent Common Stock requested to be included therein by holders of Parent Common Stock (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree; provided, that in any event the holders of Registrable Securities shall be entitled to register at least 50% of the securities to be included in any such registration.

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(c)           If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Parent Common Stock other than Registrable Securities, and the managing underwriter advises Parent in writing that in its opinion the number of shares of Parent Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Parent Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Parent Common Stock which can be sold in such offering or that the number of shares of Parent Common Stock proposed to be included in any such registration would adversely affect the price per share of the Parent Common Stock to be sold in such offering, Parent shall include in such registration (i) first, the number of shares of Parent Common Stock requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of shares of Parent Common Stock (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Parent Common Stock requested to be included therein by other holders of Parent Common Stock, allocated among such holders in such manner as they may agree.

(d)           If any Piggyback Registration is initiated as a primary underwritten offering on behalf of Parent, Parent shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

ARTICLE VII

Termination

SECTION 7.01.           Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a)           by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or agreement in this Agreement) if (i) there has been a material breach by the non-terminating party of any representation, warranty, covenant, or agreement set forth in the Agreement that results in the closing conditions in Article V in the terminating party’s favor not being capable of being met by the date set forth in Section 7.01(c) below; provided, however, that if such breach is curable, then this Agreement may not be terminated until the earlier of (i) 15 days after delivery of reasonably detailed written notice of such untruth or inaccuracy or breach, or (ii) the date on which the non-terminating party ceases to exercise commercially reasonable efforts to cure such untruth or inaccuracy or breach; or

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(c)           by either Parent or the Company if the Merger has not been consummated within two (2) business days of the date hereof; provided that no breach of this Agreement by the terminating party has been a principal cause of or resulted in the failure of the Merger to have been consummated on or before such date.

SECTION 7.02.           Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall be void and have no effect, and there shall be no liability or obligation on the part of Parent, Merger Sub, the Shareholders or the Company, or their respective officers or directors and shareholders under this Agreement, except that (i) the provisions of Sections 6.02 (Fees and Expenses), 7.02 (Effect of Termination), 8.04 (Remedies), and 8.11 (Governing Law), shall survive any such termination and abandonment, (ii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants, or agreements as set forth in this Agreement, and (iii) each party shall return or destroy any due diligence and other materials received from the other party.

ARTICLE VIII

Miscellaneous

SECTION 8.01.            Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Parent, to:

Qayed Shareef, CEO

Adaptive Medias, Inc.

23 Mauchly, Suite 106

Irvine, CA 92618

With a copy to:

Richardson & Patel LLP

1100 Glendon Avenue, Suite 850

Los Angeles, CA 90024

Attn: JR Lanis, Esq.

alanis@richardsonpatel.com

If to the Company, to:

Nicolas Borensztein, CEO

Ember, Inc.

2680 139th Avenue SE, Suite 92

Bellevue, WA 98005

If to the Shareholders to each Shareholder at the address set forth on such Shareholder’s signature page hereto.

SECTION 8.02.            Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent, and the Shareholders. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

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SECTION 8.03.            Replacement of Securities. If any certificate or instrument evidencing any Parent Common Stock is mutilated, lost, stolen, or destroyed, Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or instrument. If a replacement certificate or instrument evidencing any Parent Common Stock is requested due to a mutilation thereof, Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 8.04.            Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholders, Parent, and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation, the defense that a remedy at law would be adequate. Notwithstanding the foregoing, no Party shall be liable to any other Party for any lost profits or incidental, consequential, indirect or punitive damages.

SECTION 8.05.           Time Limitations for Claims. The representations, warranties, covenants, and agreements of the Company, the Shareholders, Parent and Merger Sub set forth in this Agreement shall survive Closing and the Effective Time and shall continue until the 12-month anniversary of the Closing Date, at which time all representations and warranties and the right to assert claims based thereon shall expire. Notwithstanding the previous sentence, no time limit shall apply (other than the applicable statute of limitations) for claims arising from (a) intentional fraud or willful misrepresentation; (b) any breaches of representations and warranties in Sections 2.01, 2.02, 2.04, 3.01, 3.02, 3.08, 4.01, 4.03, 4.04, 4.07 and 4.09.

SECTION 8.06.           Limitations on Damages and Recourse Remedies. Except for claims based on intentional fraud or willful misrepresentation the aggregate liability of any Shareholder hereunder in respect of breaches of such Shareholder’s representations and warranties shall not exceed the amount of Merger Consideration received by such Shareholder.

SECTION 8.07.           Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.08.            Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

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SECTION 8.09.            Counterparts; Facsimile Execution. This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and facsimile or electronic delivery of this Agreement is legal, valid, and binding for all purposes.

SECTION 8.10.            Entire Agreement; Third Party Beneficiaries. This Agreement and the Company Disclosure Schedule, together (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions, and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 8.11.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the federal or state courts sitting in California and the parties hereby waive any and all rights to trial by jury.

SECTION 8.12.            Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Securities Exchange Agreement and Plan of Merger as of the date first above written.

Parent:
ADAPTIVE MEDIAS, INC.

	By:	/s/ Qayed Shareef
Qayed Shareef, Chief Executive Officer

The Merger Sub:
EMBER ACQUISITION CO., INC.

	By:	/s/ Qayed Shareef
Qayed Shareef, President
The Company:
EMBER, INC.

	By:	/s/Nicolas Borensztein
Nicolas Borensztein, Chief Executive Officer

The Shareholders:

/s/Nicolas Borensztein Nicolas Borensztein 23 Mauchly, Suite 106 Irvine, CA 92618	/s/ Damian Ancukiewicz Damian Ancukiewicz 23 Mauchly, Suite 106 Irvine, CA 92618
/s/Vikaas Sharma Vikaas Sharma	StartEngine Fund I, L.P. /s/Howard Marks Howard Marks, Managing Member 10960 Wilshire Blvd., Suite 1050 Los Angeles, CA 90024
Adaptive Medias, Inc., for Adaptive Media, Inc., its wholly owned subsidiary /s/ Qayed Shareef Qayed Shareef, Chief Executive Officer 23 Mauchly, Suite 106 Irvine, CA 92618	/s/Bharath Mundlapudi Bharath Mundlapudi /s/James O’Mahony James O’Mahoney

EXHIBIT A

SHAREHOLDERS AND COMPANY CAPITAL STOCK

Shareholder	Company Capital Stock	Shares of Parent Common Stock To Be Received as Merger Consideration
Nicolas Borensztein	2,000,000 Common Stock	1,943,097
Damian Ancukiewicz	2,000,000 Common Stock	1,943,097
Vikaas Sharma	2,000,000 Common Stock	1,943,097
StartEngine, LLC	666,667 Preferred Stock	647,699
Adaptive Media, Inc.	503,089 Common Stock	488,775
Bharath Mundlapudi	17,225 Common Stock	16,735
Subtotals:	7,186,981
Optionholders	Right to Acquire Company Capital Stock
James O’Mahony	18,012	17,500
Subtotal:	18,012
Total:	7,204,993	7,000,000

EXHIBIT B

FORM OF CERTIFICATE OF MERGER

CERTIFICATE OF MERGER

OF

EMBER ACQUISITION CO., INC.

(a Delaware corporation)

WITH AND INTO

EMBER, INC.

(a Delaware corporation)

Pursuant to Section 251 of the

General Corporation Law of the State of Delaware

Pursuant to Title 8, section 251(c) of the Delaware General Corporation Law, the undersigned the corporation does hereby certify that:

FIRST:               The name and state of incorporation of the surviving corporation is Ember, Inc., a Delaware corporation (the “Surviving Corporation”), and the name and state of incorporation of the corporation being merged into the Surviving Corporation is Ember Acquisition Co., Inc., a Delaware corporation (“Merger Sub”).

SECOND:         The constituent entities have entered into a Merger Agreement (the “Merger Agreement”) by and between the constituent entities and the Merger Agreement has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 251 of the Delaware General Corporation Law.

THIRD:              The name of the Surviving Corporation is Ember, Inc., a Delaware corporation.

FOURTH:          The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Ember Acquisition Co., Inc.

FIFTH:               This Certificate of Merger shall be effective immediately upon filing.

SIXTH:              The executed Merger Agreement is on file at the office of the Surviving Corporation, the address of which is 23 Mauchly, Suite 106, Irvine, CA 92618.

SEVENTH:       A copy of the Merger Agreement will be furnished upon request and without cost to any stockholder of the Surviving Corporation or any constituent corporation.

[Remainder of the page intentionally left blank.]

IN WITNESS WHEREOF, said Surviving Corporation has caused this Certificate of Merger to be executed by a duly authorized officer this 4th day of December, 2013.

Qayed Shareef
Chief Executive Officer

[Signature Page to Certificate of Merger]

EXHIBIT C

FORM OF LETTER OF TRANSMITTAL

Letter of Transmittal

Related to Uncertificated Ownership Interests Representing Shares of

EMBER, INC.

Mail or deliver this Letter of Transmittal, or a facsimile to:

VStock Transfer, LLC

77 Spruce Street, Suite 201

Cedarhurst, NY 11516

Telephone Assistance:

212-828-8436

Method of delivery is at the option and risk of the owner thereof. See Instruction 1.

DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed.)
Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.	Certificate No(s)	Number of Shares

Total Shares

DESCRIPTION OF OPTIONS SURRENDERED (Please fill in. Attach separate schedule if needed)
Name(s) and Address of Option Holder If there is any error in the name or address shown below, please make the necessary corrections.	Option Grant Date	Number of Unexercised Options	Exercise Price Per Share	Option Expiration Date

The undersigned represents that I (we) have full authority to surrender without restriction the uncertificated ownership interest in the Company for payment of the consideration to be paid thereon, as set forth in the Merger Agreement reference below. Please issue new certificates related to the Merger Consideration to the name shown above to the above address unless instructions are given in the boxes below.

Ladies and Gentlemen:

This Letter of Transmittal is being delivered in connection with the merger of Ember, Inc., a Delaware corporation ("Company"), with Ember Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of Adaptive Medias, Inc., a Nevada corporation ("ParentCo"), pursuant to that certain Agreement and Plan of Merger, dated as of ___________, 2013 (the "Merger").

In connection with the Merger, the undersigned stockholder hereby submits and surrenders to the Exchange Agent (as identified above) the shares of the Company’s Common Stock or Series Seed Preferred Stock, each $0.0001 par value per share (collectively, the Company’s “Capital Stock”), which shares of Capital Stock are uncertificated, in exchange for the undersigned's pro rata portion of the Merger Consideration, payable in accordance with the Merger Agreement. Any options to purchase shares of Capital Stock shall be exercised in accordance with the terms and conditions thereof and shall represent shares of the Company’s Capital Stock immediately prior to the Merger.

Subject to, and effective upon, acceptance for exchange of the rights, title, and interest in the Capital Stock herewith, the undersigned hereby sells, assigns, and transfers to, or upon the order of, ParentCo, all right, title, and interest in and to all the rights, title, and interest in the Capital Stock that are being surrendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender, sell, assign and transfer the ownership interests surrendered. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed by ParentCo to be necessary or desirable to complete the sale, assignment, and transfer of the ownership interests surrendered hereby. The shares of Capital Stock set forth above are owned by the undersigned stockholder as indicated, and are free and clear of all encumbrances. The transfer of the undersigned’s Capital Stock will not result in the material breach of any term or provision of, constitute a material default under, or accelerate or change the performance otherwise required under, or result in the creation of any encumbrance upon any Capital Stock owned by the undersigned pursuant to any agreement, indenture, instrument, order, law, or regulation to which the undersigned is a party or by which the undersigned is bound or require the approval or filing with any third party or any governmental body. The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the ParentCo. The undersigned has access to and has reviewed ParentCo’s filings with the Securities and Exchange Commission (the “SEC”), at WWW.SEC.GOV.

Please issue new certificates of ParentCo received as Merger Consideration that the undersigned will receive in the Merger in respect of ownership interests surrendered herewith in the name(s) of the registered holder(s) appearing under “Description of Shares” and “Description of Option(s) Surrendered.” Please deliver the new certificate to the address provided herein.

Stock Powers

This Letter of Transmittal shall be signed only by the registered holder of the uncertificated ownership interest. When this Letter of Transmittal is signed by the registered holder(s) of the uncertificated ownership interests surrendered, no additional endorsements or separate stock powers are required.

THIS LETTER OF TRANSMITTAL SHOULD BE COMPLETED, SIGNED, AND SUBMITTED BY YOU WITH ANY OTHER AUTHORIZATIONS CONTEMPLATED HEREBY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE THEREFOR PROVIDED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW.

YOU SHOULD READ THE MERGER AGREEMENT AND THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE SIGNING AND DELIVERING THIS LETTER OF TRANSMITTAL.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Each share of Capital Stock (including those issued upon exercise of an Option) shall only be entitled to receive the amounts indicated in the Merger Agreement, without interest or any further dividends or distributions, except as otherwise set forth in the Merger Agreement.

The undersigned, subject to the terms and conditions set forth in this Letter of Transmittal, hereby surrenders the uncertificated ownership interest formerly representing share(s) of Capital Stock and/or an Option listed in the box above.

STOCKHOLDER SIGN HERE
(Also Complete Substitute Form W-9 Below)

_____________________________________________________________________________________

_____________________________________________________________________________________

(Signature(s) of Stockholder(s))

Date __________________________________________________________________________________

(Must be signed by the registered holder(s) as name(s) appear(s) on records of the Company or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officer(s) of a corporation or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 3.)

Name(s) ________________________________________________________________________________

________________________________________________________________________________

(Please Print)

Capacity (Full Title) _______________________________________________________________________

Address ________________________________________________________________________________

_______________________________________________________________________________________

Area Code and Telephone No. _______________________________________________________________

Taxpayer Identification or Social Security No. ___________________________________________________

	Part I-PLEASE PROVIDE YOUR TIN IN THE SPACE AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number
OR Employer identification number
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number (TIN)	Part II- For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.	Part III Awaiting TIN Y

Certification-UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Also see instruction in the enclosed Guidelines.

	SIGNATURE ________________	DATE __________________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE

IF YOU CHECKED THE BOX IN PART III OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalty of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding that I have checked the box in Part III (and have completed this Certificate of Awaiting Taxpayer Identification Number), at least 28% of all cash payments made to me will be withheld until I provide a properly certified taxpayer identification number to the appropriate paying agent.

SIGNATURE ________________	DATE __________________

INSTRUCTIONS FOR SURRENDERING OWNERSHIP INTERESTS

(Please read carefully the instructions below)

1.        Method of Delivery: Your Letter of Transmittal must be sent or delivered to the Exchange Agent. The method of delivery is at the option and risk of the surrendering stockholder and/or optionholder. Delivery will be deemed effective and the risk of loss will pass, only when received by the Exchange Agent. If sent by mail, registered mail with return receipt requested and properly insured, is suggested.

2.        Payment issued in the Same Name: If the new certificate received by you as Merger Consideration is to be issued in the same name as the surrendered ownership interest, the Letter of Transmittal should be completed and signed exactly as you wish for the new certificate in ParentCo to be titled.

If any of the Company shares or options surrendered herewith are owned by two or more joint owners, all such owners must sign this Letter of Transmittal. Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, who are not identified as such in the registration, must be accompanied by proper evidence of the signer's authority to act.

3.        Letter of Transmittal Required: You will not receive your Merger Consideration unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, and any required accompanying evidences of authority.

4.        Substitute Form W-9: Under Federal income tax law, a non-exempt stockholder is required to provide ParentCo with the stockholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9. Failure to provide the information on the form may subject the surrendering stockholder to federal income tax withholding on the payment.

The undersigned must check the box in Part III of the Substitute Form W-9 if a TIN has not been issued and the undersigned has applied for a TIN or intends to apply for a TIN in the near future. If a TIN has been applied for and ParentCo is not provided with a TIN before payment is made, ParentCo will withhold at least 28% on all cash payments to the surrendering stockholder of any cash consideration due for their former Shares. Please review the Guidelines for Certification of Taxpayers Identification Number on Substitute Form W-9 for additional details on what TIN to give ParentCo.

5.        Resolution of Disputes: Any and all disputes with respect to Letters of Transmittal will be resolved by ParentCo, and its decision will be conclusive and binding on all concerned. ParentCo shall have the absolute right in their sole discretion to reject any and all Letters of Transmittal that are deemed by them to be not in proper form or to waive any immaterial irregularities in any Letter of Transmittal. Surrenders of ownership interests will not be deemed to have been made until all defects or irregularities that have not been waived have been cured.

EXHIBIT D-1

FORM OF BORENSZTEIN EMPLOYMENT AGREEMENT

EXHIBIT D-2

FORM OF ANCUKIEWICZ EMPLOYMENT AGREEMENT